                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


  Date of Report (Date of earliest event reported):       March 14, 2000
                                                   -----------------------------


                                 E.piphany, Inc.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          Delaware                  000- 27183                   770443392
--------------------------------------------------------------------------------
(State or other jurisdiction        (Commission                (IRS Employer
      of incorporation)             File Number)             Identification No.)

1900 South Norfolk Street, Suite 310, San Mateo, California            94403
--------------------------------------------------------------------------------
          (Address of principal executive offices)                   (Zip Code)

Registrant's telephone number, including area code:  (650) 356-3800
                                                   -----------------------------

                                 Not Applicable
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS

        On March 14, 2000, E.piphany, Inc. a Delaware corporation ("E.piphany"), entered into a definitive Agreement and Plan of Reorganization (the "Merger Agreement") with Octane Software Inc., a California corporation ("Octane"), and Orchid Acquisition Corporation, a California corporation and wholly-owned subsidiary of E.piphany ("Merger Sub"), pursuant to which Merger Sub will merge with and into Octane and become a wholly-owned subsidiary of E.piphany (the "Merger"). A copy of the Merger Agreement is attached hereto as Exhibit 2.1, and copies of related voting agreements are attached hereto as Exhibits 2.2 and 2.3, and each is incorporated herein by reference.

        The Merger will be effected through the issuance of approximately 12.8 million shares of common stock of E.piphany, representing, on a post-effective and fully diluted basis, approximately 26.5% of the capital stock of the combined company (the "Shares"), in exchange for each share of capital stock of Octane, including shares underlying options and warrants to purchase shares of capital stock of Octane, outstanding immediately prior to the consummation of the Merger.

        Consummation of the Merger is subject to Octane shareholder approval, E.piphany stockholder approval, regulatory clearance and other customary closing conditions. The Octane officers, directors and certain of their affiliates have entered into voting agreements whereby they have agreed to vote their shares of Octane capital stock in favor of the Merger. In addition, the E.piphany officers, directors and certain of their affiliates have also entered into similar voting agreements whereby they have agreed to vote the shares of E.piphany capital stock held by them in favor of the Merger. We cannot assure you that the necessary stockholder approval and regulatory clearance will be obtained or that the other closing conditions will be met.

        A copy of the press release dated March 15, 2000 issued by E.piphany announcing the Merger Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

        This document may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results could differ materially from those projected in the forward-looking statement as a result of the risk factors set forth in the Registrant's Forms 10-K and 10-Q reports.


        (c)     EXHIBITS

        2.1 Agreement and Plan of Merger and Reorganization dated March 14, 2000 by and among E.piphany, Inc., Octane Software, Inc. and Orchid Acquisition Corporation.

        2.2     Form of Octane shareholder Voting Agreement.

        2.3     Form of E.piphany stockholder Voting Agreement.

        99.1    Press Release of E.piphany dated March 15, 2000.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  March 28, 2000
                                                  E.PIPHANY, INC.


                                                       /s/ Kevin Yeaman
                                                  ------------------------------
                                                       Kevin Yeaman
                                                       Chief Financial Officer

                                INDEX TO EXHIBITS


Exhibit
Number         Description of Document
------         -----------------------


2.1 Agreement and Plan of Merger and Reorganization dated March 14, 2000 by and among E.piphany, Inc., Octane Software, Inc. and Orchid Acquisition
        Corporation.

2.2     Form of Octane shareholder Voting Agreement.

2.3     Form of E.piphany stockholder Voting Agreement.

99.1    Press Release of E.piphany dated March 15, 2000.